Exhibit 10.5

FIRST AMENDMENT AND CONSENT

TO

SECOND AMENDED AND RESTATED

SENIOR SUBORDINATED REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED SENIOR SUBORDINATED REVOLVING CREDIT AGREEMENT (this “First Amendment”) is made and entered into March 26, 2009, by and among CLARIENT, INC, a Delaware corporation (“Borrower”), and SAFEGUARD DELAWARE, INC., a Delaware corporation (the “Lender”).  Capitalized terms used but not defined herein shall have the meanings given to them in that certain Second Amended and Restated Senior Subordinated Revolving Credit Agreement (the “Agreement”) dated February 27, 2009, by and between Borrower and Lender.

WHEREAS, Borrower anticipates the initial closing of a Capital Transaction on March 24, 2009 (the “Oak Transaction”), pursuant to which Borrower will issue to Oak Investment Partners XII, Limited Partnership (“Oak”), shares of Borrower’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”); and

WHEREAS, the Oak Transaction contemplates the issuance and sale of such shares of Series A Preferred Stock to Oak in two or more closings, the proceeds of which are anticipated to be sufficient to fully repay any remaining Outstanding Amounts under the Agreement; and

WHEREAS, in light of the Oak Transaction the Borrower and Lender desire to modify certain terms of the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.               Consents and Waivers.  Lender hereby consents to Borrower entering into the Oak Transaction (including the termination of the Comerica Agreement), and waives the application of Section 2.7(b)(iv) as to the initial closing of the Oak Transaction.  For the avoidance of doubt, this consent and waiver does not extend to any other closing pursuant to the Oak Transaction, or any other Capital Transaction.  Lender hereby further consents to Borrower entering into that certain Registration Rights Agreement with Oak dated of even date herewith (the “Oak Registration Rights Agreement”) in connection with the Oak Transaction and hereby (i) waives, in accordance with that certain Amended and Restated Registration Rights Agreement, dated February 27, 2009, between Borrower and certain Affiliates of Lender (the “Existing Registration Rights Agreement”), any right granted under the Existing Registration Rights Agreement to have any of the Lender’s or its Affiliates’ Registrable Shares registered and/or sold under the Registration Statement (as defined in the Oak Registration Rights Agreement), except as set forth in Section 8(c)(ii) of the Oak Registration Rights Agreement and (ii) consents to the granting of piggyback registration rights to Oak and its permitted transferees as set forth in Section 8(c)(i) of the Oak Registration Rights Agreement..

2.               Prepayment.  Borrower shall remit to Lender $14,000,000 from the proceeds of the initial closing of the Oak Transaction, which amount shall constitute a prepayment of Outstanding Amounts under the Agreement.

3.               Amendment of Commitment.  Effective upon receipt of the payment specified in Section 2 hereof, the definition of “Commitment” in the Agreement shall be amended and restated to read in its entirety as follows:

“Commitment” means the maximum aggregate principal amount which may be borrowed hereunder (inclusive of those amounts borrowed under the Prior Mezzanine Facility), being, as of the date hereof, $10,000,000.

4.               Amendment of Section 2.7(b)(v).  Effective upon the termination of the Comerica Agreement, the first sentence of Section 2.7(b)(v) of the Agreement shall be amended and restated to read in its entirety as follows:

“Borrower shall at all times maximize its borrowings under the Gemino Capital Facility.”

Except as expressly set forth above, no amendment, consent or waiver is intended by Borrower or Lender.  This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Undersigned have executed this First Amendment as of the date first written above.

LENDER:		BORROWER:

SAFEGUARD DELAWARE, INC.		CLARIENT, INC.

By:	/s/ Peter J. Boni	By:	/s/ Ronald A. Andrews
Name:	Peter J. Boni	Name:	Ronald A. Andrews
Title:	President	Title:	Chief Executive Officer